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                                                                 EXHIBIT 10.53


                             DEMAND PROMISSORY NOTE
                             ----------------------



$80,000                                                           March 24, 1997


          For value received, John E. Denson ("Maker"), promises to pay on demand at any time on or after March 25, 1997 to the order of Coinmach Corporation, a Delaware corporation, the aggregate principal amount of $80,000.

          No interest shall accrue on the outstanding principal amount of this promissory note (the "Note").

          This Note is secured by certain real property owned by Maker and located at 111 Cove Lane, Media, Pennsylvania 19063.

          In the event Maker fails to pay any amounts due hereunder when due (an "Event of Default"), Maker shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys' fees and court costs.

          Maker or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Maker hereunder. Maker also waives all rights to notice and hearing of any kind upon the occurence of an Event of Default and prior to the exercise by the holder of this Note of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

          This Note shall be governed by and construed in all respects according to the internal laws of the State of New York without regard to conflicts of law provisions.



                                                By: /s/ John E. Denson
                                                    ------------------------
                                                    John E. Denson